SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                      -------------------------------------


                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): January 18, 2000


                                CAREINSITE, INC.
             (Exact name of Registrant as specified in its charter)


          Delaware                     0-26345                  22-3630930
      (State or other               (Commission              (I.R.S. Employer
      jurisdiction of               File Number)            Identification No.)
       incorporation)


669 River Drive, River Drive Center II,
Elmwood Park, NJ                                                      07407-1361
(Address of principal executive offices)                              (Zip Code)


Registrants telephone number, including area code:     (201) 703-3400





                                                 Exhibit Index appears on page 3

Item 2.  Acquisition or Disposition of Assets

         In January 2000, CareInsite, Inc ("CareInsite" or the "Company") agreed to acquire the 80% equity interest in The Health Information Network Connection ("THINC") owned by Empire Blue Cross and Blue Shield, Group Health Incorporated, HIP Health Plans and Greater New York Hospital Association (the "THINC founding members") in a stock transaction valued at approximately $45,000,000 (the "Acquisition"). The acquisition will be accounted for using the purchase method of accounting. Concurrently with the acquisition, warrants to purchase an aggregate of 3,247,294 shares of the Company's common stock, which represented the THINC founding members' interest in the warrants issued by the Company to THINC in January 1999, were distributed to the THINC founding members. Immediately following this transaction, the THINC founding members exercised their warrants in full. All shares including those issued upon the exercise of the warrants are subject to certain restrictions on transfer. Simultaneously, the Company acquired Cerner Corporation's ("Cerner") 2% non-voting ownership interest in THINC for a note payable of $2,735,000. The note bears interest at 5.8% per annum and is repayable on demand after September 2002. As a result of the exercise by the THINC founding members of their warrants, Cerner has a warrant to purchase 806,756 shares of Company common stock at an exercise price of $4.00 per share that expires in January 2003.

The undersigned registrant hereby amends Item 7 of its Current Report 8-K, originally filed by the registrant with the Securities and Exchange Commission on February 4, 2000, as follows:

Item 7.  Financial Statements and Exhibits.

  (a)    Financial statements of businesses acquired.

The following historical financial statements and notes thereto are of THINC prior to the consummation of the Acquisition and are attached hereto at pages F-1 to F-13.

  o      Independent Auditors' Report.
  o      Balance sheet as of December 31, 1999.
  o Statements of Operations for the year ended December 31, 1999 and the cumulative period from Inception (November 12, 1996) to December 31, 1999.
  o Statements of Member's Capital for the year ended December 31, 1999 and for the cumulative period from Inception (November 12, 1996) to December 31, 1999.
  o Statements of Cash Flows for the year ended December 31, 1999 and the Cumulative period from Inception (November 12, 1996) to December 31, 1999.
  o      Notes to the Financial Statements.

  (b)    Pro forma financial information.

The following pro forma financial statements and notes thereto are attached hereto at pages PF-1 to PF-6:

  o Pro Forma Combined Condensed Consolidated Statement of Operations (unaudited) for the year ended June 30, 1999.

  o Pro Forma Combined Condensed Consolidated Statement of Operations (unaudited) for the six months ended December 31, 1999.

  o Pro Forma Combined Condensed Consolidated Balance Sheet (unaudited) as of December 31, 1999.

  o Notes to Pro Forma Combined Condensed Consolidated Financial Statements (unaudited).

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             CAREINSITE, INC.



Date:  March 23, 2000        By:  /s/ James R. Love
                             ----------------------
                             Name:  James R. Love
                             Title:  Executive Vice President and
                                     Chief Financial Officer
                                     (Principal Financial Accounting Officer)

                 THE HEALTH INFORMATION NETWORK CONNECTION, LLC
                          (a Development Stage Company)
                              FINANCIAL STATEMENTS

                                TABLE OF CONTENTS



                                                                            Page
                                                                            ----
Independent Auditors' Report.................................................F-2

Balance Sheet at December 31, 1999...........................................F-3

Statements of Operations for the Year
Ended December 31, 1999 and the Cumulative
Period from Inception (November 12, 1996) to
December 31, 1999............................................................F-4

Statements of Members' Capital for the Year
Ended December 31, 1999 and for the Cumulative
Period from Inception (November 12, 1996) to
December 31, 1999............................................................F-5

Statements of Cash Flows for the Year
Ended December 31, 1999 and the Cumulative
Period from Inception (November 12, 1996)
to December 31, 1999 ........................................................F-6

Notes to Financial Statements................................................F-7

                          INDEPENDENT AUDITORS' REPORT

To The Health Information Network Connection, LLC:

         We have audited the accompanying balance sheet of The Health Information Network Connection, LLC (the Company) (a development stage company) as of December 31, 1999, and the related statements of operations, members' capital and cash flows for the year then ended and for the cumulative period from Inception (November 12, 1996) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Health Information Network Connection, LLC as of December 31, 1999 and the results of its operations and its cash flows for the year then ended and for the cumulative period from Inception (November 12, 1996) to December 31, 1999 in conformity with generally accepted accounting principles.

                                                                        KPMG LLP

Melville, New York
March 8, 2000

                         THE HEALTH INFORMATION NETWORK
                                 CONNECTION, LLC
                          (A Development Stage Company)

                                  BALANCE SHEET
                                 (in thousands)


                         Assets                                December 31, 1999
                                                               -----------------

Current assets:
     Cash and cash equivalents                                 $            592
     Prepaid expenses and other currents assets                              98
                                                               -----------------
          Total current assets                                              690
Property and equipment:
     Purchased software                                                   1,617
     Computer equipment                                                   2,599
     Office equipment                                                       190
     Leasehold improvements                                                  50
                                                               -----------------
                                                                          4,456
     Less:  accumulated depreciation and amortization                    (2,614)
                                                               -----------------
          Property and equipment, net                                     1,842
Other assets:
     Restricted cash                                                        420
     Investment - CareInsite warrant                                    315,718
     Other assets                                                           112
                                                               -----------------
          Total other assets                                            316,250
                                                               -----------------

          Total assets                                         $        318,782
                                                               =================

               Liabilities and Members' Capital

Current liabilities:
    Accounts payable                                           $            222
    Accrued expenses                                                        852
    Current portion of long-term debt                                     1,234
    Notes and accounts payable to members                                 6,444
    Deferred revenue                                                      2,599
                                                               -----------------
                   Total current liabilities                             11,351

Long-term debt, net of current portion                                    1,157
Payable to member                                                           456
                                                               -----------------
                   Total liabilities                                     12,964
                                                               -----------------

Commitments and contingencies (Note 6)

Members' capital:
    Members' capital contributed                                          7,723
    Due from member                                                        (320)
    Deficit accumulated during the development stage                    (15,576)
    Accumulated other comprehensive income                              313,991
                                                               -----------------
                   Total members' capital                               305,818
                                                               -----------------

                   Total liabilities and members' capital      $        318,782
                                                               =================

                 See accompanying notes to financial statements
                                       F-3

                          THE HEALTH INFORMATION NETWORK
                                  CONNECTION, LLC
                           (A Development Stage Company)

                             STATEMENTS OF OPERATIONS
                                  (in thousands)



                                                                             Cumulative
                                                                             period from
                                                                              inception
                                                              Year          (November 12,
                                                              Ended            1996) to
                                                          December 31,       December 31,
                                                              1999               1999
                                                          ------------       ------------
Expenses:
    Research and development                              $      4,048      $      7,471
    Sales and marketing                                            832             1,153
    General and administrative                                   1,271             3,344
    Interest expense, net                                          409               880
    Depreciation and amortization                                1,160             2,663
                                                          ------------      ------------

     Total expenses                                              7,720            15,511
                                                          ------------      ------------

     Net loss before cumulative effect of accounting      $     (7,720)     $    (15,511)
          change

     Cumulative effect of change in accounting for
          organizational costs                                     (65)              (65)
                                                          ------------      ------------

     Net loss                                             $     (7,785)     $    (15,576)
                                                          ============      ============










                 See accompanying notes to financial statements
                                       F-4

                         THE HEALTH INFORMATION NETWORK
                                 CONNECTION, LLC
                          (A Development Stage Company)

                         STATEMENTS OF MEMBERS' CAPITAL
                                 (in thousands)

                                                                                          Deficit
                                                                                        accumulated     Accumulated
                                            Members'                        Due            during          other
                                             capital      Subscription      from        development    comprehensive
                                           contributed     receivables     member          stage           income           Total
                                          ------------    ------------    ---------    ------------    ------------    -------------
Balance at inception (November 12, 1996)  $          -    $          -    $       -    $          -    $          -    $          -
Initial capital subscriptions                    3,750          (3,750)           -               -               -               -
Payment on subscriptions                             -             400            -               -               -             400
Net loss                                             -               -            -             (55)              -             (55)
                                          ------------    ------------    ---------    ------------    ------------    -------------
Balance at December 31, 1996              $      3,750    $     (3,350)   $       -    $        (55)   $          -    $        345
                                          ------------    ------------    ---------    ------------    ------------    -------------
Payment on subscriptions                             -           2,100            -               -               -           2,100
Capital contribution                                91               -            -               -               -              91
Net loss                                             -               -            -          (2,899)              -          (2,899)
                                          ------------    ------------    ---------    ------------    ------------    -------------
Balance at December 31, 1997              $      3,841    $     (1,250)   $       -    $     (2,954)   $          -    $       (363)
                                          ------------    ------------    ---------    ------------    ------------    -------------
Payment on subscriptions                             -           1,000            -               -               -           1,000
Repurchase of membership interest                 (500)              -            -               -               -            (500)
Capital contribution                             1,005               -            -               -               -           1,005
Net loss                                             -               -            -          (4,837)              -          (4,837)
                                          ------------    ------------    ---------    ------------    ------------    -------------
Balance at December 31, 1998              $      4,346    $       (250)   $       -    $     (7,791)   $          -    $     (3,695)
                                          ------------    ------------    ---------    ------------    ------------    -------------
Payment on subscriptions                             -             250            -               -               -             250
Contribution of warrant                          1,727               -                            -                           1,727
Capital contributions                            1,775               -         (320)              -               -           1,455
Repurchase of membership interest                 (125)              -            -               -               -            (125)
Comprehensive income:
    Net loss                                         -               -            -          (7,785)              -          (7,785)
    Unrealized gain on warrant                       -               -            -               -         313,991         313,991
                                                                                                                       -------------
    Total comprehensive income                       -               -            -               -               -         306,206
                                          ------------    ------------    ---------    ------------    ------------    -------------
Balance at December 31, 1999              $      7,723    $          -    $    (320)   $    (15,576)   $    313,991    $    305,818
                                          ============    ============    =========    ============    ============    ============

                 See accompanying notes to financial statements
                                       F-5

                         THE HEALTH INFORMATION NETWORK
                                 CONNECTION, LLC
                          (A Development Stage Company)

                             STATEMENTS OF CASH FLOW

                                 (in thousands)

                                                                                                            Cumulative period
                                                                                               Year          from inception
                                                                                              ended        (November 12, 1996)
                                                                                           December 31,      to December 31,
                                                                                               1999               1999
                                                                                           -----------        -----------
Cash flows from operating activities:
    Net loss                                                                               $    (7,785)       $   (15,576)
    Adjustments to reconcile net loss to net cash
       used in operating activities:
          Depreciation and amortization                                                          1,160              2,663
          Cumulative effect of change in accounting for organizational costs                        65                 65
          Loss on sale of equipment                                                                  5                  5
          Changes in assets and liabilities:
             Due from member                                                                        60                  -
             Prepaid expenses and other current assets                                             (98)              (211)
             Accounts payable and accrued expenses                                                (808)               949
             Deferred revenue                                                                    1,752              2,599
                                                                                           -----------        -----------
                     Net cash used in operating activities                                      (5,649)            (9,506)
                                                                                           -----------        -----------
Cash from investing activities:
    Purchase of property and equipment                                                            (244)            (1,255)
    Proceeds from sale of equipment                                                                  7                  7
    Organizational costs                                                                             -               (108)
                                                                                           -----------        -----------
                     Net cash used in investing activities                                        (237)            (1,356)
                                                                                           -----------        -----------
Cash from financing activities:
    Payments on capital lease obligations                                                         (448)            (1,286)
    Advance from member                                                                             13                456
    Increase in restricted cash                                                                      -               (420)
    Capital contributions and cash received from payment of subscriptions, net                   1,705              6,301
    Proceeds from notes and amounts payable to members                                           5,462              6,662
    Repayments of notes payable to members                                                        (217)              (217)
    Repayments of note payable                                                                     (42)               (42)
                                                                                           -----------        -----------
                     Net cash provided by financing activities                                   6,473             11,454
                                                                                           -----------        -----------
Increase in cash and cash equivalents                                                              587                592
Cash and cash equivalents at beginning of period                                                     5                  -
                                                                                           -----------        -----------
Cash and cash equivalents at end of period                                                 $       592        $       592
                                                                                           ===========        ===========
Supplemental disclosures of cash flow information:
    Cash paid during period for interest                                                   $       253        $       794
                                                                                           ===========        ===========
Supplemental schedule of noncash investing and financing activities:
    Capital lease obligations incurred for the purchase of equipment                       $       478        $     3,497
                                                                                           ===========        ===========
    Repurchase of membership interest in exchange for note payable                         $       125        $       625
                                                                                           ===========        ===========
    Equity contribution of CareInsite warrant                                              $     1,727        $     1,727
                                                                                           ===========        ===========
    Due from member for additional capital contribution                                    $       320        $       320
                                                                                           ===========        ===========

                 See accompanying notes to financial statements
                                      F-6

                         THE HEALTH INFORMATION NETWORK
                                 CONNECTION LLC
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS


(1)  Summary of Significant Accounting Policies and Practices

     (a)  Description of Business and Basis of Presentation

         The Health Information Network Connection, LLC ("THINC") was established as a New York Limited Liability Company (LLC) on November 12, 1996. THINC was organized for the development of a community health information network for the metropolitan New York, New Jersey and Connecticut region. THINC intended to provide software and technical support to facilitate the exchange of healthcare information in the metropolitan New York area, allowing providers and payers to access their patients' clinical and insurance-related information through their desktop computers. It was designed to allow hospitals, continuing care facilities, physicians, laboratories, and third party payers to exchange business and patient care data through a private electronic "intranet" system.

         THINC was originally formed as a joint venture owned by: Greater New York Hospital Association (GNYHA), Group Health Incorporated (GHI), Health Insurance Plan of Greater New York (HIP), Empire Blue Cross and Blue Shield (Empire), and BRC Health Care of Dallas, Texas (BRC). On June 22, 1998, THINC and BRC agreed to terminate their relationship and THINC repurchased BRC's membership interest (See Note 5 (a)).

         In January 1999, CareInsite, Inc., ("CareInsite"), formerly known as Synetic Healthcare Communications, Inc., THINC, and GYNHA, GHI, HIP, and Empire, entered into definitive agreements and consummated a transaction for a broad strategic alliance. Under this arrangement, among other things, CareInsite (i) acquired a 20% ownership interest in THINC in exchange for $1,500,000 in cash and a warrant to purchase 4,059,118 shares of CareInsite common stock, (ii) agreed to provide senior working capital loans to THINC of up to $2,000,000 and $1,500,000, (iii) entered into a Management Services Agreement with THINC pursuant to which CareInsite agreed to manage all operations of THINC, including providing THINC with certain content and messaging services, (iv) licensed to THINC content and messaging services for use over the THINC network and (v) entered into Clinical Transaction Agreements with each of Empire, GHI and HIP (the "THINC Payers") to provide online prescription and laboratory transaction services, subject to certain limitations. The $2,000,000 working capital loan has a due date of July 1, 2001 and the $1,500,000 working capital loan has a due date of July 1, 2002. Both working capital loans are contingent on the continuation of the Management Services Agreement. The first working capital loan of $2,000,000 was advanced to THINC by CareInsite in 1999. No amounts have been advanced to THINC by CareInsite under the $1,500,000 working capital loan in 1999. During 1999, CareInsite also advanced THINC an additional $3,378,000 for working capital purposes of which $3,100,000 was in the form of a senior promissory note and $278,000 was a non-interest bearing advance.

         As part of this arrangement, THINC entered into Managed Care Transaction Agreements with each of the THINC Payers whereby the THINC Payers agreed to use the THINC network for their online medical claims submission, eligibility, benefit plan detail, roster distribution, remittance advice distribution, claims inquiry, referral/pre-certification and authorization, and encounter submission transactions.

         The exercise price of the warrant issued by CareInsite to THINC is $4.00 per share of CareInsite common stock. The warrant expires on January 1, 2006, subject to certain exceptions.

                         THE HEALTH INFORMATION NETWORK
                                 CONNECTION LLC
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS


The warrant and the shares of CareInsite's common stock issuable upon the exercise of the warrant are subject to certain restrictions on transfer. In accordance with its terms, the warrant became exercisable in December 1999. The estimated fair value of the warrant on January 1, 1999, the date issued, was approximately $1,727,000, as determined using the Black-Scholes option pricing model. On December 31, 1999, the fair value of the warrant was approximately $315,718,000, as determined using the Black-Scholes option pricing model and is reflected as Investment - CareInsite warrant in the accompanying balance sheet. THINC has classified this investment as available-for-sale. Accordingly, the change in the carrying value of the investment is reported as other comprehensive income.

         In January 2000, CareInsite agreed to acquire the 80% equity interest in THINC owned by Empire, GHI, HIP and GYNHA (the "THINC's founding members") in a stock transaction valued at approximately $45,000,000. Concurrently with the acquisition, warrants to purchase an aggregate of 3,247,294 shares of CareInsite common stock, which represented the THINC founding members' interest in the warrants issued by CareInsite to THINC in January 1999, were distributed to the THINC founding members. Immediately following this transaction, the THINC founding members exercised their warrants in full. All shares including those issued upon the exercise of the warrants, are subject to certain restrictions on transfer.

     (b)  Change In Accounting For Organizational Costs

         In April 1998, the AICPA Accounting Standards Executive Committee issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" (SOP 98-5). SOP 98-5 requires that costs incurred during start-up activities, including organizational costs, be expensed as incurred. SOP 98-5 is effective for annual financial statements issued for fiscal years beginning after December 15, 1998. The implementation of SOP 98-5 resulted in the write-off of the unamortized balance of capitalized organizational costs, amounting to $65,000, in the year ended December 31, 1999. The write-off has been reflected as a cumulative change in accounting as required by SOP 98-5.

     (c)  Use of Estimates

         The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     (d)  Cash and Cash Equivalents

         THINC considers all investment instruments with an original maturity of three months or less to be the equivalent of cash for purposes of balance sheet presentation and for the statements of cash flow. These short-term investments are stated at cost, which approximates market.

         Included in restricted cash at December 31, 1999 is a certificate of deposit for $420,000, which collateralizes a capital lease.

                         THE HEALTH INFORMATION NETWORK
                                 CONNECTION LLC
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS


     (e)  Property and Equipment

         Property and equipment, including purchased software costs, are stated at cost. Equipment under capital leases are stated at the present value of minimum lease payments.

         Depreciation of property and equipment is calculated on the straight-line method over the estimated useful lives of the assets. Equipment held under capital leases and leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or the estimated useful life of the asset. THINC periodically reviews its long-lived assets to assess recoverability and to ensure the carrying values of such long-lived assets have not been impaired.

     (f)  Product Development Costs

         All costs in the software development process, which are classified as research and development, are expensed as incurred until technological feasibility has been established. THINC defines technological feasibility as the completion of a working model. Through December 31, 1999, THINC has not completed or fully installed a working model and accordingly, all development costs have been expensed as incurred and all advances received from customers through December 31, 1999 have been recorded as deferred revenue.

     (g)  Income Taxes

         THINC has elected to be treated as a partnership for income tax purposes and as such the tax liability on all income earned or the tax benefit of operating losses accrue to the THINC members as owners of THINC.

     (h)  Revenue Recognition

         THINC recognizes revenue in accordance with AICPA Statement of Position 97-2, "Software Revenue Recognition." Accordingly, revenue from the license of software will be recognized when the software is delivered, installed and accepted by the customer, the fee is fixed and determinable and collection of the resulting receivable is deemed probable. Software maintenance and network access fees will be deferred and recognized as revenue ratably over the term of the applicable contract. Service revenue and training fees are recognized when the services and training, respectively, are performed. Deferred revenue represents payments received upon signing of the software license and network services agreements but for which the software has not yet been accepted by the customer. Such amounts are subject to refund if the product is not ultimately accepted by the customer. THINC has recorded $2,599,000 in deferred revenue under three contracts at December 31, 1999.

     (i)  Fair Value of Financial Instruments

         The fair value of the THINC's capital lease obligations and note payable to BRC are estimated using discounted cash flow analyses, based upon the THINC's estimated current incremental borrowing rate for similar types of securities. For all other financial instruments, the carrying value approximates fair value due to the short maturity applicable to such instruments.

                         THE HEALTH INFORMATION NETWORK
                                 CONNECTION LLC
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS


     (j)  Comprehensive Income

         THINC adopted SFAS No. 130, Report Comprehensive Income, effective January 1, 1999. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in the financial statements. Comprehensive income is the total of net income and all other nonowner changes in equity including items such as unrealized holding gains/losses on securities classified as available-for-sale, foreign currency translation adjustments and minimum pension liability adjustments.

     (k)  Reclassifications

         Certain reclassifications have been made to prior year amounts to conform to the current year presentation.

(2)  Members' Capital

         In connection with the January 1999 investment by CareInsite, the THINC operating agreement was amended. The agreement provides for, among other things, that GNYHA will receive credits against future capital contributions to the extent THINC meets certain projections as to hospital revenue. During 1999, GYNHA executed a promissory note for $320,000 in lieu of capital contributions. The repayment terms of the note are governed by certain distribution events. In addition, the operating agreement was amended to eliminate units of interest and to state members' interest as a percentage of ownership. The description of the members' capital contribution in the balance sheet and statements of members' capital have been revised to reflect this change. GYNHA, GHI, HIP, Empire and CareInsite each have a 20% ownership interest in THINC at December 31, 1999.

(3)  Software Agreement

         In 1996 THINC entered into a five-year software license agreement with Health Network Ventures, Inc. (HNV) to license the HNV software and use such software to create and maintain an on-line healthcare information exchange network in the THINC market region. The initial $1,500,000 cost of the software is being amortized over the life of the agreement. THINC also contracted for a five-year maintenance contract with HNV in 1997 for $680,000, payable in four equal installments. The initial installment of the maintenance contract was paid on signing with the next three subsequent installments due annually on the anniversary dates thereof. In addition to the fees stated above, THINC will pay HNV a specified fee per user based upon the terms as set forth in the software license agreement.

(4)  Related Party Transactions

         In the course of its operations, THINC has entered into various loan arrangements with the members. At December 31, 1999 THINC's obligations to members included in current liabilities is $6,444,000 and included in non-current liabilities is $456,000. Obligations included in current liabilities relate to amounts loaned to THINC by members under promissory notes, working capital agreements, and a senior promissory note. The current obligations have original maturities ranging from October 1998 to February 2000 and interest rates ranging from 8.0% to 8.5% at December 31, 1999. All amounts included as current liabilities have been repaid as a

                         THE HEALTH INFORMATION NETWORK
                                 CONNECTION LLC
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS


result of CareInsite's acquisition of the remaining ownership interest of THINC in January 2000. The obligation in non-current liabilities relates to an advance of funds to facilitate a THINC capital lease arrangement, which accrues interest at 3% annually with a due date of May 2002.

         Pursuant to the management services agreement with CareInsite, THINC has incurred expenses during 1999 of approximately $2,680,000.

(5)  Long-Term Debt

         Long-term debt at December 31, 1999 includes the following (in thousands):

                  Note payable (a)                                $        459
                  Capital lease obligations (b)                          1,932
                                                                  ------------
                                                                         2,391
                  Less current installments                             (1,234)
                                                                  -------------
                                                                  $      1,157
                                                                  =============


  (a) On June 1, 1998, THINC issued a $500,000 note payable to BRC for the repurchase of its original investment in THINC. Principal payments and accrued interest are being paid in 36 equal monthly installments of $17,005, commencing July 1, 1999 and additional installments being due and payable on the first of each month through June 1, 2002. Interest accrues at a rate of 8 1/2% per annum. Principal payments on the note payable to BRC for the next three years are as follows: $171,592 in 2000; $186,867 in 2001; and $99,764 in 2002. The carrying value of the note payable approximates fair value at December 31, 1999.

         In addition, THINC will make a payment to BRC of $125,000 not less than ten days prior to the time that THINC shall make any distribution or pay any dividend with respect to any membership units or any other equity interests issued by THINC or repurchase any membership units or other equity interest issued by THINC. As a result of the CareInsite acquisition of THINC in January 2000, the additional payment has been accrued and reflected as a reduction of additional paid-in capital as of December 31, 1999.

  (b) THINC entered into five capital lease agreements during 1999, 1998 and 1997 to finance the licensing of software packages and the purchase of computer equipment. Two leases are for 36 months, two leases for 60 months and another lease for 19 months. The repayment of one lease with a balance of $1,096,000 at December 31, 1999 is guaranteed by the members of THINC.

         At December 31, 1999, the gross amount of property and equipment and related accumulated depreciation recorded under capital leases were as follows (in thousands):

                  Computer equipment                              $      2,081
                  Office equipment                                          85
                                                                  ------------
                                                                         2,166
                  Less accumulated depreciation                           (651)
                                                                  =============
                                                                  $      1,515

                         THE HEALTH INFORMATION NETWORK
                                 CONNECTION LLC
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS


     Future obligations under capital leases are as follows (in thousands):

                          Years ending
                          December 31,
                          ------------

                               2000                               $      1,193
                               2001                                        627
                               2002                                        306
                                                                  -------------
                                                                         2,126

               Less amount representing interest
                  under capital lease obligations                         (194)
                                                                  -------------
                                                                  $      1,932
                                                                  =============

(6)  Commitments and Contingencies

     (a)  Leases

         At December 31, 1999, THINC is obligated through the year 2000 under several non-cancelable operating lease agreements for office space and office equipment. Rent expense in 1999 was approximately $354,000. Future minimum lease payments for 2000 are $151,000.

     (b)  Litigation

         On February 18, 1999, Merck & Co., Inc. ("Merck") and Merck-Medco Managed Care, L.L.C. ("Merck-Medco") filed a complaint in the Superior Court of New Jersey against CareInsite, Martin J. Wygod, Chairman of CareInsite and Medical Manager Corporation, the publicly traded company that owns 69% of CareInsite, and three officers and/or directors of CareInsite and Medical Manager, Paul C. Suthern, Roger C. Holstein and Charles A. Mele. The plaintiffs assert that CareInsite and the individual defendants are in violation of certain non-competition, non-solicitation and other agreements with Merck and Merck-Medco, and seek to enjoin CareInsite and them from conducting CareInsite's healthcare e-commerce business and from soliciting Merck-Medco's customers. Mr. Wygod's agreements expired on May 24, 1999 and Mr. Suthern's agreement expired in December 1999, Mr. Mele's and Mr. Holstein's agreements expire in March 2000 and September 2002, respectively.

         A hearing was held on March 22, 1999 on an application for preliminary injunction filed by Merck and Merck-Medco. On April 15, 1999, the Superior Court denied this application. CareInsite believes that Merck's and Merck-Medco's positions in relation to it and the individual defendants are without merit and CareInsite intends to vigorously defend the litigation. However, the outcome of complex litigation is uncertain and cannot be predicted at this time. Any unanticipated adverse result could have a material adverse effect on THINC's financial condition and results of operations.

                         THE HEALTH INFORMATION NETWORK
                                 CONNECTION LLC
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS


(7)  Subsequent Event

         Healtheon/WebMD Corp. has signed definitive agreements to acquire Medical Manager Corporation, and its publicly traded subsidiary, CareInsite. Under the terms of the agreement, Healtheon/WebMD will pay 1.65 shares of Healtheon/WebMD common stock for each share of Medical Manager and 1.3 shares of each share of CareInsite common stock not owned by Medical Manager. Completion of the acquisitions, which will be accounted for as a purchase transaction, is subject to regulatory and shareholder approvals.

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS

         In the table below, we attempt to illustrate the financial results that might have occurred if CareInsite's acquisition of THINC had been completed previously. Presented is the Unaudited Pro Forma Combined Condensed Consolidated Statements of Operations for the fiscal year ended June 30, 1999 and the six months ended December 31, 1999 as if the Acquisition had been consummated at the beginning of the earliest period presented. Also presented is the Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet as of December 31, 1999 as if the Acquisition had been completed on December 31, 1999. These unaudited pro forma combined condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements of CareInsite and related notes and "Management's Discussion and Analysis of Results of Operations and Financial Condition" contained therein, with respect to CareInsite, in the Registrant's Annual Report on Form 10-K, as amended, for the year ended June 30, 1999 and the Quarterly Report on Form 10-Q for the three and six months ended December 31, 1999 and, with respect to THINC, in the accompanying audited financial statements, for a more detailed explanation.

         It is important to remember that this information is hypothetical, and does not necessarily reflect the financial performance that would have actually resulted if the Acquisition had been completed on that date. It is also important to remember that this information does not necessarily reflect future financial performance.


                                             Pro Forma Combined Condensed Consolidated Statement of Operations
                                                            For the Year Ended June 30, 1999
                                                                        (unaudited)


                                                            (in thousands, except per share data)


                                                   CareInsite              THINC                 Pro Forma               Pro Forma
                                                   Historical            Historical             Adjustments              Combined
                                                  ------------          ------------           -------------            ------------
Net revenue                                       $       371           $         -            $        -                $      371
Service revenue to affiliates                             993                     -                  (993)(1)                     -
                                                  ------------          ------------           -----------               -----------
                Total revenues                          1,364                     -                  (993)                      371

Costs and Expenses:
        Cost of revenues                                   69                     -                                              69
        Cost of services to affiliates                    993                     -                  (993)(1)                     -
        Research and development                       11,253                 2,803                                          14,056
        Sales and marketing                             1,910                   225                                           2,135
        General and administrative                      4,205                 1,353                  (596)(2)                 4,962
        Litigation costs                                4,300                     -                                           4,300
        Depreciation and amortization                   1,695                 1,188                19,798 (3)                22,681
                                                  ------------          ------------           -----------               -----------
                Total costs and expenses               24,425                 5,569                18,209                    48,203
                                                  ------------          ------------           -----------               -----------

Loss from operations                                  (23,061)               (5,569)              (19,202)                  (47,832)
Other income (expense), net                               263                  (345)                 (203)(4)                  (285)
                                                  ------------          ------------           -----------               -----------
Net loss                                          $   (22,798)          $    (5,914)           $  (19,405)               $  (48,117)
                                                  ============          ============           ===========               ===========
Net loss per share, basic and diluted             $     (0.40)                                                           $    (0.80)
                                                  ============                                                           ===========
Weighted average shares outstanding,
        basic and diluted                              56,371                                       3,673 (5)                60,044
                                                  ============                                 ===========               ===========




                                             Pro Forma Combined Condensed Consolidated Statement of Operations
                                                            Six months ending December 31, 1999
                                                                        (unaudited)


                                                           (in thousands, except per share data)


                                                   CareInsite              THINC                 Pro Forma               Pro Forma
                                                   Historical            Historical             Adjustments              Combined
                                                  ------------          ------------           -------------            ------------
Net revenue                                       $   1,585             $         -            $        -                $    1,585
Service revenue to affiliates                         1,573                       -                (1,573)(1)                     -
                                                  ------------          ------------           -----------               -----------
                Total revenues                        3,158                       -                (1,573)                    1,585

Costs and Expenses:
        Cost of revenues                                526                       -                     -                       526
        Cost of services to affiliates                1,573                       -                (1,573)(1)                     -
        Research and development                      7,901                   2,415                     -                    10,316
        Sales and marketing                           6,511                     619                     -                     7,130
        General and administrative                    6,354                     615                  (895)(2)                 6,074
        Litigation costs                              1,100                       -                     -                     1,100
        Depreciation and amortization                 2,685                     593                 9,827 (3)                13,105
                                                  ------------          ------------           -----------               -----------
               Total costs and expenses              26,650                   4,242                 7,359                    38,251
                                                  ------------          ------------           -----------               -----------

Loss from operations                                (23,492)                 (4,242)               (8,932)                  (36,666)
Other income (expense), net                           3,267                    (237)                 (101)(4)                 2,929
Gain on sale of investment                           25,511                       -                     -                    25,511
                                                  ------------          ------------           -----------               -----------
Net income (loss)                                     5,286                  (4,479)               (9,033)                   (8,226)
Accretion on Series A Preferred Stock                  (433)                      -                     -                      (433)
                                                  ------------          ------------           -----------               -----------
Net income (loss) available to common
  stockholders                                    $   4,853             $    (4,479)           $   (9,033)               $   (8,659)
                                                  ============          ============           ===========               ===========
Net income (loss) per share available
  to common stockholders:
        Basic                                     $    0.07                                                              $    (0.12)
                                                  ============                                                           ===========
        Diluted                                   $    0.06                                                              $    (0.12)
                                                  ============                                                           ===========

Weighted average shares outstanding:
        Basic                                        70,410                                          3,673(5)                74,083
                                                  ============                                 ===========               ===========
        Diluted                                      78,776                                                                  74,083
                                                  ============                                                           ===========




                                                                Pro Forma Combined Condensed Consolidated Balance Sheet
                                                                                as of December 31, 1999
                                                                                      (unaudited)


                                                                                    (in thousands)


                                                   CareInsite              THINC                 Pro Forma               Pro Forma
                                                   Historical            Historical             Adjustments              Combined
                                                  ------------          ------------           -------------            ------------
ASSETS
Current Assets:
      Cash and Cash Equivalents                   $    21,861           $       592            $        -                $   22,453
      Marketable Securities                            44,596                     -                     -                    44,596
      Other Current Assets                             18,067                    98                (4,626)(6)                13,859
                                                                                                      320 (7)
                                                  ------------          ------------           -----------               -----------
           Total Current Assets                        84,524                   690                (4,306)                   80,908
Property and Equipment, Net                             9,001                 1,842                     -                    10,843
Capitalized Software Development Costs, Net            30,807                     -                     -                    30,807
Other Assets:
      Intangible Assets, Net                           20,102                     -                59,827 (8)                78,828
                                                                                                   (1,101)(9)
      Non-current marketable securities                49,594                     -                     -                    49,594
      Investments and Other Assets                      3,782               316,250              (315,718)(10)                4,314
                                                  ------------          ------------           -----------               -----------
           Total Other Assets                          73,478               316,250              (256,992)                  132,736
                                                  ------------          ------------           -----------               -----------
      Total Assets                                $   197,810           $   318,782            $ (261,298)               $  255,294
                                                  ============          ============           ===========               ===========

LIABILITIES, STOCKHOLKERS' EQUITY AND
      MEMBERS' CAPITAL:
Current Liabilities                               $     8,167           $    11,351            $   (4,626)(6)            $   18,427

                                                                                                      800 (11)

                                                                                                    2,735(12)

Long-Term Liabilities                                       -                 1,613                     -                     1,613
                                                  ------------          ------------           -----------               -----------
           Total Liabilities                            8,167                12,964                (1,091)                   20,040
                                                  ------------          ------------           -----------               -----------
Convertible Redeemable Preferred Stock                  5,166                     -                     -                     5,166
                                                  ------------          ------------           -----------               -----------

Stockholders' Equity and Members' Capital             184,477               305,818                   320 (7)               230,088
                                                                                                 (268,380)(10)
                                                                                                    7,853 (13)
                                                  ------------          ------------           -----------               -----------
           Total Stockholders' Equity and
              Members' Capital                        184,477               305,818              (260,207)                  230,088
                                                  ------------          ------------           -----------               -----------
      Total Liabilities and Stockholders' Equity  $   197,810           $   318,782            $ (261,298)               $  255,294
                                                  ============          ============           ===========               ===========


               Notes to Pro Forma Combined Condensed Consolidated
                              Financial Statements
                                   (unaudited)

         The Unaudited Pro Forma Combined Condensed Consolidated Statements of Operations have been prepared to reflect the Acquisition as if the Acquisition occurred at the beginning of the period presented. The Acquisition has been accounted for under the purchase method of accounting. The purchase price plus the fair value of the net liabilities assumed representing goodwill is being amortized over three years.

         The following is a summary of the adjustments reflected in the Unaudited Pro Forma Combined Condensed Consolidated Statements of Operations.

         1. Represents the elimination of service revenue from CareInsite to THINC. The elimination amounts represent the management services charged by CareInsite to THINC.

         2. Represents the elimination of CareInsite's share of THINC's loss.

         3. Represents the amortization of the goodwill on the THINC acquisition and the elimination of historical amortization of goodwill on CareInsite's original investment in THINC.

         4. Represents the amount of interest expense on the note issued by CareInsite to Cerner for Cerner's 2% non-voting interest in THINC and the decrease in interest income to reflect the reduction in Cash and Cash equivalents due to the payment of the expenses associated with the Acquisition.

         5. Represents the increase in the number of outstanding shares of CareInsite common stock to reflect the Acquisition and the exercise of the original THINC warrant distributed to the THINC members concurrent with the Acquisition.

         The Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet was prepared to reflect the Acquisition as of December 31, 1999.

         The following is a summary of the adjustments reflected in the Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet:

         6.       Represents the elimination of intercompany balances.

         7. Represents the reclass of a receivable from member in members' capital to other current assets.

         8. Represents the preliminary estimate of the goodwill as follows:

Purchase Price (including the note issued to Cerner
and acquisition related expenses)                                       $ 49,222
Net liabilities assumed                                                    9,504
CareInsite 12/31/99 investment in THINC                                    1,101
                                                                        --------
Goodwill                                                                $ 59,827
                                                                        ========

         The company believes that the final allocation will not vary materially from the preliminary estimate.

         Subsequent to the acquisition, the Company will review the carrying values assigned to goodwill to determine whether later events or circumstances have occurred that indicate that the balance of goodwill may be impaired. The Company's principal consideration in determining the impairment of goodwill include the strategic benefit to the Company of the particular business as measured by undiscounted current and expected future operating income and expected undiscounted future cash flows.

         9. Represents the elimination of CareInsite's original THINC investment.

         10. Represents the distribution and exercise of the CareInsite warrant held by THINC, and the equity issued to acquire THINC.

         11. Represents the amount of estimated costs for legal and accounting services and other expenses associated with the Acquisition.

         12. Represents a note issued to Cerner to purchase their 2% non-voting interest in THINC.

         13. Represents the elimination of THINC's historical members' capital.